As filed with the Securities and Exchange Commission on August 9, 2011

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELECTRONICS FOR IMAGING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3086355
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, CA 94404

(Address, Including Zip Code, of Principal Executive Offices)

Electronics For Imaging

2009 Equity Incentive Award Plan

(Full Title of the Plan)

Vincent Pilette

Chief Financial Officer

Electronics For Imaging, Inc.

303 Velocity Way

Foster City, CA 94404

(650) 357-3500

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Warren T. Lazarow, Esq. O’Melveny & Myers LLP 2765 Sand Hill Road Menlo Park, CA 94025	C. Brophy Christensen, Esq. O’Melveny & Myers LLP Two Embarcadero Center San Francisco, California 94111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value per share	2,000,000(1) shares	$16.91(2)	$33,820,000(2)	$3,926.50(2)

(1)

This Registration Statement covers, in addition to the number of shares of Electronics For Imaging, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Electronics For Imaging, Inc. 2009 Equity Incentive Award Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends, or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 2, 2011, as quoted on the Nasdaq Global Select Market.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statement on Form S-8, filed with the Commission on July 10, 2009 (Commission File No. 333-160529);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2010, filed with the Commission on March 9, 2011 (Commission File No. 000-18805);

(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2011, filed with the Commission on May 10, 2011 (Commission File No. 000-18805);

(d)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2011, filed with the Commission on August 8, 2011 (Commission File No. 000-18805);

(e)	The Company’s Current Reports on Form 8-K, filed with the Commission on January 4, 2011, February 11, 2011, April 13, 2011, May 20, 2011, and July 21, 2011 (Commission File No. 000-18805); and

(f)	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on August 28, 1992 (Commission File No. 000-18805), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Bryan Ko. Mr. Ko is the General Counsel of the Company and is compensated by the Company as an employee. As of the date of this Registration Statement on Form S-8, Mr. Ko owns 27,449 shares of Common Stock, 35,107 restricted stock units that are payable in an equivalent number of shares of Common Stock, and Company stock options to acquire up to an additional 30,000 shares of Common Stock. Mr. Ko is eligible to receive stock awards by the Company under the Plan.

Item 8.	Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on August 9, 2011.

Electronics For Imaging, Inc.

By:	/s/ Vincent Pilette
Vincent Pilette
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Guy Gecht and Vincent Pilette, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guy Gecht Guy Gecht	Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2011

/s/ Fred Rosenzweig Fred Rosenzweig	President and Director	August 9, 2011

/s/ Vincent Pilette Vincent Pilette	Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2011

/s/ Eric Brown Eric Brown	Director	August 9, 2011

/s/ Gill Cogan Gill Cogan	Director	August 9, 2011

/s/ Thomas Georgens Thomas Georgens	Director	August 9, 2011

/s/ Richard A. Kashnow Richard A. Kashnow	Director	August 9, 2011

/s/ Dan Maydan Dan Maydan	Director	August 9, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.	Electronics For Imaging, Inc. 2009 Equity Incentive Award Plan. (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 20, 2011 (Commission File No. 000-18805) and incorporated herein by this reference.)

5.	Opinion of Company Counsel (opinion re legality).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).